UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2023

SmileDirectClub, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39037	83-4505317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Union Street Nashville, Tennessee	37219
(Address of Principal Executive Offices)	(Zip Code)

(800) 848-7566
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol (s)	Name of Each Exchange on Which Registered
Class A common stock, par value $.0001 per share	SDC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

SmileDirectClub To Appeal Decision In Align Technology Arbitration

On August 27, 2020, Align Technology, Inc. (“Align”) filed an arbitration demand against the Company alleging that the Company breached the Amended and Restated Supply Agreement (the “Align Agreement”) between the parties and the Company, subsequently, filed counterclaims against Align alleging breaches by Align under the Align Agreement. The arbitration proceeded in two phases to address the parties’ claims. The hearing on the initial phase addressing Align’s claims and one of the Company’s counterclaims occurred in July 2022 and the second phase of the arbitration addressing the balance of the Company’s counter claims hearing occurred in February 2023.

On October 27, 2022, the arbitrator issued an interim award against the Company on certain of Align’s claims, and on May 18, 2023, a final award was issued against the Company (the “Final Award”).

The Company filed its opposition to the Petition to Confirm the Final Award. The Company also filed a Petition to Vacate the Final Award based on the undue means by which the Final Award was obtained and the arbitrator exceeding his authority. Briefing concluded on July 24, 2023 and a hearing occurred on August 3, 2023.

On August 21,2023, the California trial court ruling denied our Petition to Vacate and granted the Petition to Confirm the Final Award.

The Company intends to file an appeal within the 60-day time frame permitted under local law once an actual judgement has been entered and is considering options for posting a litigation bond for this reward. If the Company prevails on appeal, Align will be liable to the Company for all costs that the Company incurs associated with that appeal, including interest expenses on any bond that the Company may have to post.

Furthermore, if the Company were to pay this judgment immediately, and ultimately prevail on appeal, Align would be liable to the Company for interest on that payment at the 10% statutory rate which, according to Align, would equal approximately $17,000 per day.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect our current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the ultimate result of the Align arbitration; the current noncompliance with the minimum bid requirement pursuant to the Nasdaq Listing Rules and the Company’s plans to regain compliance with the Rule; our ability to consummate our convertible note exchange and secure additional financing, the duration and magnitude of the COVID-19 pandemic and related containment measures; our management of growth; the execution of our business strategies, implementation of new initiatives, and improved efficiency; our sales and marketing efforts; our manufacturing capacity, performance, and cost; our ability to obtain future regulatory approvals; our financial estimates and needs for additional financing; consumer acceptance of and competition for our clear aligners; our relationships with retail partners and insurance carriers; our R&D, commercialization, and other activities and expenditures; the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks; laws and regulations governing remote healthcare and the practice of dentistry; our relationships with vendors; the security of our operating systems and infrastructure; our risk management framework; our cash and capital needs; our intellectual property position; our exposure to claims and legal proceedings; and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMILEDIRECTCLUB, INC.

Date: August 24, 2023	By: /s/ Troy Crawford
Troy Crawford
Chief Financial Officer